ATTACHMENTS FOR N-SAR SUB-ITEM 77Q1(e)
12/31/04 FYE FUNDS FOR THE PERIOD BEGINNING
1/1/05 AND ENDING 6/30/05

JPMorgan Mutual Fund Investment Trust


Amendment to Investment Advisory Agreement, dated December 23, 2004. Incorporated by reference to Post-Effective Amendment No. 43 filed on February
9, 2005 (Accession Number 0001047469-05-002947).